SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ben Franklin Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	67-1746204
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

830 East Kensington Road
Arlington Heights, Illinois	60004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-198702

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of New Ben Franklin Following the Conversion,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-198702), initially filed with the SEC on September 12, 2014 and amended on October 29, 2014 and November 6, 2014 (the “Form S-1”), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of New Ben Franklin” and “Description of Capital Stock of New Ben Franklin Following the Conversion” in the Registrant’s Form S-1.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-198702), initially filed with the SEC on September 12, 2014 and amended on October 29, 2014 and November 6, 2014.

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEN FRANKLIN FINANCIAL, INC.

Date: January 21, 2015	By: /s/ C. Steven Sjogren
C. Steven Sjogren
President, Chief Executive Officer and Chairman of the Board